FORM OF PROXY CARD
WILMINGTON FUNDAMENTALLY WEIGHTED SMALL COMPANY FUND
A Series of WT Mutual Fund
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER ___, 2008
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF TRUSTEES OF WT MUTUAL FUND
The undersigned hereby appoint(s) Edward W. Diffin, Jr., John C. McDonnell and Charlotta E. vonWettberg, as proxies, each with full power of substitution, to vote all shares of the Wilmington Fundamentally Weighted Small Company Fund (the “Fund”) of WT Mutual Fund (the “Trust”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund (“Meeting”) to be held at the offices of Rodney Square Management Corporation (“RSMC”), 1100 North Market Street, Wilmington, Delaware 19890, on October ___, 2008 at 10:00 a.m., Eastern time, and at any adjournment(s) thereof.
You may indicate your vote by placing an “X” in the appropriate box below.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:
1	To approve an Agreement and Plan of Reorganization providing for (a) the transfer of all of the Wilmington Fundamentally Weighted Small Company Fund (“FWSC Fund”) assets and liabilities to the Wilmington Multi-Manager Small-Cap Fund (the “Small-Cap Fund”), a series of the Trust, in exchange for shares of the Small-Cap Fund, and (b) the subsequent complete liquidation of the FWSC Fund.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]
2	To transact such other business that may properly come before the Meeting, or any adjournments thereof.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]
This Proxy is solicited on behalf of the Board of Trustees, and when properly executed, will be voted as specified. If no specification is made, shares held by the undersigned will be cast FOR each Proposal. If any other matters properly come before the meeting of which the Trustees were not aware a reasonable time before the solicitation, the undersigned hereby authorizes the proxy holders to vote in their discretion on such matters. The undersigned acknowledges receipt of the Notice of Meeting and Combined Proxy Statement/Prospectus dated September ___, 2008.
Please date and sign this proxy and return it promptly in the enclosed envelope. This proxy must be signed exactly as your name(s) appears hereon. If signing as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add such appropriate title.

Signature	Date

Signature (if held jointly)	Date